EXHIBIT 10.3

                          LETTER OF INTENT FOR A STOCK
                          DIVIDEND, A PURCHASE AND SALE
                          OF COMMON STOCK, A MERGER AND
                              LISTING OF SECURITIES



 May 7, 2002


 Re: Purchase of Shares of Neuro Financial Services Corp. (NFS), a New York corporation ("Corporation"), by WoridLink Technologies, Inc. (WLT)


 WoridLink Technologies, Inc., a Florida corporation, with offices at 1110 Brickell Avenue, Suite 601, Miami, Florida 33131 and Neurotech Development Corp., a public company (NASDAQ OTC: BB NTJRO) and its newly formed subsidiary Neuro Financial Services (NFS) have worked in good faith to structure a transaction whereby WLT will acquire by merger, eighty-five (85%) percent of the securities of NFS, a wholly owned subsidiary corporation of Neurotech Development Corporation, which was "spun-off' as a dividend to its shareholders and accordingly qualified to trade on the public securities markets after the filing of a Form 10 registration with the Securities & Exchange Commission and appropriate disclosures to "market makers" in the stock, WLT would be the surviving or resultant corporation and we would, assuming the qualifications of WLT, cause the listing of their securities on the American Stock Exchange.

 This offer reflects our most recent discussion and is intended to conform with the terms under which we have been advised that the board of directors of WLT is prepared to recommend this offer to the holders of WLT's securities and which we are prepared to accept.

 The parties recognize that the transaction will require further documentation and approvals, including the preparation and approval of a formal agreement setting forth the terms and conditions of the proposed transaction ("Definitive Agreement"); nevertheless, each party executes this letter to evidence thefr respective intentions to proceed in mutual good faith to complete work required to negotiate terms of a Purchase Agreement that are consistent with this letter.

 The proposed terms and conditions include, but are not limited to, the following:

 Approval of JVLT Financial  Statements:  WLT has represented  that their fiscal
 --------------------------------------
 year is a calendar year ending December 31 and that they have agreed to provide audited statements to NFS for the entire period of its corporate existence including six month financial statements for the period ending June 30, 2002. these financial statements shall be submitted to NFS's auditors for their approval, concerning the suitability for filing with the Form 10 registration and the AMEX listing application. WLT agrees, once"public" to retain the services of a national accounting firm to conduct annual audits and retain their present accountants for all other purposes.

 Approval of  Directors:  A required  majority of  directors  in both  WorldLink
 ----------------------
 Technologies, Inc. and Neurotech Development Corp. have approved the execution of this Letter of Intent.

 Fees and  Expenses:  Each  party  shall  bear the  fees and  expenses  of their
 ------------------
 respective attorneys and accountants.

 Brokerage:  Each party shall be responsible for any contractual commitment made
 ---------
 by it concerning brokers fees for bringing about these transactions and each agrees to indemnify, the other for any claim for broker's fees from any person, corporation, firm or entity. It is acknowledged that Mr. Ted Defeutis is the finder for WLT and that Robert McDonald, Stephen Hill and Lawrence Artz are the finders for NFS and shall receive in equal shares one-third of the WLT securities received by NES.

 Closing:  The parties  shall  execute the  Definitive  Agreement  and Close the
 -------
 transactions contemplated herein on or before August 15, 2002, subject to an extension as agreed by the parties.

 Definitive Agreement: The transaction contemplated by the Letter of Intent will
 --------------------
 be subject to the negotiation and execution of a Definitive Agreement with terms satisfactory to all parties. The Definitive Agreement will contain representations, warranties, covenants, conditions, and indemnification provisions customary in transactions of this size and type.

 Access: To permit NFS to conduct their due diligence investigation,  as long as
 ------
 this Letter of Intent remains in effect. NFS agrees to retain all information received by it on a confidential basis. Upon the termination of this transaction, other than by closing NFS shall return promptly to WLT all printed information received by NES from WLT in connection with the transaction contemplated by this Letter of Intent. This clause is intended to be and shall be read as being reciprocal.

 Ordinary Course of Business:  The parties a:gree that WLT will be operated from
 ---------------------------
 this date through the Closing Date in the ordinary course of its business, consistent with past practices. Without limiting the foregoing, there shall be no change in accounting policies applied on a consistent basis and no accruals for payment of investment bankers or counsel fees with respect to the transaction for the Buyers or the Sellers. There shall not be any change or restrictions placed on the payment of ordinary course payments through the Closing Date.

 Exclusivity:  The  parties  agree to use their  best  efforts to enter into the
 -----------
 Definitive Agreement not later than May 31, 2002 ("Exclusivity Period"). Each party shall have the right to request a fifteen (15) day extension, and such consent shall not be unreasonably withheld. The parties agree that during such period each party agrees not to directly or through intermediaries solicit, entertain or otherwise discuss with any person any offers to purchase (i) all or any portion of the Shares, or (ii) all or any portion of the assets of WLT or its subsidiaries.


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




 News  Release:  Neither  party will  issue or  approve a news  release or other
 -------------
 announcement concerning the transaction without the prior approval of the other[sJ as to the contents of the announcement and its release, which approval will not be unreasonably withheld.

 This offer is contingent upon: (i) the completion by NFS to its satisfaction, of due diligence on WLT, its markets, prospects and potential; (ii) satisfactory completion of legal due diligence, including review of material contracts and due diligence with respect to the evaluation of potential liabilities; (iii) receipt of all required approvals, consents and authorizations of state and federal regulatory authorities; (iv) receipt of all required consents of third parties; (v) the occurrence of no material adverse change in the business or prospects of WLT; and (vi) the completion of satisfactory legal documentation including adequate indemnifications and representations.

 None of the parties hereto shall be under any obligation to any other party (except for the Exclusivity provisions) until a Definitive Agreement is executed.

 This Letter of Intent may be executed in several counterparts and all so executed shall constitute one letter binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

 If the foregoing is acceptable to you, kindly execute a copy of the letter in the place set forth below and return it to NFS at the Email address set forth below.


 Very truly yours,


 NEUROTECH DEVELOPMENT CORPORATION
 ACCEPTED AND AGREED TO:


 By: /S/ Lawrence Artz      BY: /S/ Nancy Ruffing         BY: /S/John Scafidi
     -----------------          -----------------             ----------------
     Lawrence Artz, V.P.        Nancy  Ruffing, Chairman      John Scafidi, CFO
     NEUROTECH                  WORLDLINK                     WORLDLINK





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